UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2005

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2005, Verizon Communications Inc. (“Verizon”) issued a press release announcing earnings for the first quarter of 2005. This press release includes information related to the results of operations and financial condition of Cellco Partnership d/b/a Verizon Wireless (the “Registrant”) for the first quarter of 2005. Attached as an exhibit hereto is a press release and financial tables dated April 27, 2005 issued by Verizon.

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. The non-GAAP financial information may be determined or calculated differently by other companies.

The consolidated statements of income before special items eliminate special items and non-recurring items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature. Management believes this presentation of operating performance assists readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of Verizon’s consolidated and segment results of operations for a variety of internal measures including strategic business planning, capital allocation and compensation. Management believes that the consolidated statements of income before special items provide current and prior period results of operations on a comparable basis as well as provide trends that are more indicative of future operating results than GAAP results of operations, given the non-operational and/or non-recurring nature of the special items removed for purposes of reporting results of operations before special items. While some of these items have been periodically reported in Verizon’s consolidated results of operations, such as significant severance and impairment charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management. As a result of these factors, management also provides this information externally, along with a complete reconciliation to their comparable GAAP amounts so readers have access to the detail and general nature of adjustments made to GAAP results. Descriptions of the special items are provided in the schedules accompanying the news release.

Management believes that Domestic Telecom’s cash expenses excluding net pension and other postretirement (OPEB) expenses, a non-GAAP financial measure, is also useful to investors and other users of our financial information in evaluating operating financial performance. Cash expenses excluding net pension/OPEB expenses is a non-GAAP operating performance measure used internally to evaluate current and prior operating expense efficiency, as well as assist management in evaluating the financial results of Verizon and its largest operating segment with and without a significant expense driver compared to prior periods. Management believes this presentation assists readers in better understanding the impact of this significant expense driver on our results of operations and trends from period to period

It is management’s intent to provide non-GAAP financial information to enhance understanding of Verizon’s GAAP consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date: April 27, 2005	By:	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release and financial tables, dated April 27, 2005, issued by Verizon Communications Inc. and contained in its Investors Relations Bulletin.